Exhibit 10.34

THIRD AMENDMENT TO LETTER AGREEMENT

THIS THIRD AMENDMENT TO LETTER AGREEMENT (the “Amendment”), made and entered into as of the 15th day of July, 2014 by and between ZBB ENERGY CORPORATION, a Wisconsin corporation, hereinafter referred to as the “Corporation,” and DANIEL NORDLOH, hereinafter referred to as “you” or the “Employee.”

W I T N E S S E T H:

WHEREAS, you and the Company have previously agreed to and operated under the terms of a letter employment agreement dated April 29, 2010, as amended by the First Amendment to Letter Agreement dated April 28, 2011, the Addendum to Employment Agreement dated August 29, 2011, and by the Second Amendment to Letter Agreement dated March 23, 2012 (the “Letter Agreement”); and

WHEREAS, the Corporation and the Employee desire to amend the Letter Agreement in the manner set forth herein.

NOW, THEREFORE, the Corporation and the Employee, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:

1.	Defined Terms. Any capitalized terms in this Amendment that are not defined herein shall have the meaning assigned to them in the Letter Agreement.

2.	Salary. Section 2 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

	●	Effective June 25, 2014, you will be entitled to an annual salary of $190,000, payable in accordance with ZBB’ s normal salaried payroll practices. The CEO will review, at least annually, your overall compensation with a view to increasing it if, in the sole judgment of the CEO, the performance of ZBB or your services merit such an increase.

	●	ZBB shall be entitled to withhold from amounts to be paid to you hereunder any federal, state, or local withholding or other taxes or charges which it is required to withhold under applicable law.

3	Letter Agreement in Full Force and Effect. Except as amended hereby, the Letter Agreement shall be unchanged and shall remain in full force and effect in all respects in accordance with the terms and conditions thereof. From and after the date hereof, all references to the Letter Agreement shall be deemed to be references to the Letter Agreement as amended hereby.

4	Restrictive Covenant Agreement. Employee acknowledges and agrees that he is bound by the ZBB Corporation Restrictive Covenant Agreement to which he is a party, and nothing in this agreement shall be interpreted to supersede or limit his obligations under such agreement.

5	Binding Effect. This Amendment shall be binding upon the parties hereto, their respective legal representatives, successors, heirs, and assigns.

6	Governing Law. This Amendment and all questions of its interpretation, performance, enforceability, and the rights and remedies of the parties hereto shall be governed by and determined in accordance with the internal laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day, month, and year first above written.

CORPORATION:

ZBB ENERGY CORPORATION

By: /s/ Eric C. Apfelbach	CEO
(Title)

EMPLOYEE:

/s/ Daniel Nordloh
Daniel Nordloh